UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 2, 2020

CRYOLIFE, INC.

(Exact name of registrant as specified in its charter)

Florida	1-13165	59-2417093
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1655 Roberts Boulevard, N.W., Kennesaw, Georgia 30144

(Address of principal executive office) (zip code)

Registrant’s telephone number, including area code: (770) 419-3355

(Former name or former address, if changed since last report)

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	CRY	NYSE

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Section 1	Registrant’s Business and Operations

Item 1.01	Entry into a Material Definitive Agreement.

Securities Purchase Agreement

On September 2, 2020, CryoLife, Inc. (the “Company”) entered into an agreement to acquire all of the equity interests of Ascyrus Medical LLC, a Florida limited liability company (“Ascyrus”), pursuant to a Securities Purchase Agreement (the “Purchase Agreement”), by and among the Company, Ascyrus, the securityholders of Ascyrus (the “Securityholders”), and the Securityholder Representative (as defined in the Purchase Agreement). Ascyrus has developed the Ascyrus Medical Dissection Stent, an aortic arch remodeling device used for the treatment of acute Type A aortic dissections (“AMDS”). Pursuant to the Purchase Agreement, the Company will acquire 100% of the outstanding equity interests of Ascyrus. The Company’s board of directors and Ascyrus’s members and sole manager each have approved the Purchase Agreement.

Under the terms of the Purchase Agreement, the Company will pay an aggregate of up to $200.0 million in consideration, consisting of (i) a cash payment of approximately $60.0 million at the closing of the acquisition (subject to customary purchase price adjustments) and the issuance of $20.0 million in shares of the Company’s common stock (based on the 10-day volume weighted average closing price of a share of the Company’s common stock as of the date immediately prior to the closing), (ii) if the U.S. Food and Drug Administration (the “FDA”) approves an Investigational Device Exemption application for the AMDS, a cash payment of $10.0 million and the issuance of $10.0 million in shares of the Company’s common stock (based on the 10-day volume weighted average closing price of a share of the Company’s common stock as of the date immediately prior to such approval), (iii) if the FDA approves a Premarket Approval application submitted for the AMDS, a cash payment of $25.0 million, (iv) if regulatory approval of the AMDS is obtained in Japan on or before June 30, 2027, a cash payment of $10.0 million, (v) if regulatory approval of the AMDS is obtained in China on or before June 30, 2027, a cash payment of $10.0 million and (vi) a potential cash payment of up to $55.0 million (or (x) up to $65.0 million if regulatory approval in Japan or regulatory approval in China has not been obtained on or before June 30, 2027 or (z) up to $75.0 million if neither regulatory approval in Japan nor regulatory approval in China have been obtained on or before June 30, 2027) calculated as two times the incremental worldwide sales of the AMDS (or any other acquired technology or derivatives of such acquired technology) outside of the European Union during the three-year period following the date the FDA approves a Premarket Approval application submitted for the AMDS. The stock portion of the consideration payable at the closing consists of an aggregate of 991,800 shares of the Company’s common stock. A portion of the cash consideration may also be used to pay off Ascyrus’s outstanding indebtedness and certain transaction costs of Ascyrus and the Securityholders in connection with the acquisition.

The equity portion of the acquisition consideration shall be issued pursuant to a private placement under Regulation D (“Regulation D”) promulgated under the Securities Act of 1933, as amended (the “Securities Act”). In addition, the Securityholders have agreed not to sell or otherwise transfer any shares issued pursuant to the Purchase Agreement during the six-month period following the date of the Purchase Agreement or, in the case of Ascyrus’s founder and his family members and affiliates, the 12-month period following the date of the Purchase Agreement.

Pursuant to the Purchase Agreement, $8.25 million in cash will be held in escrow as partial security for the indemnification obligations of the Securityholders under the Purchase Agreement and to satisfy any post-closing purchase price adjustments. The funds remaining in the indemnification escrow account will be released approximately 16 months from the date of closing of the acquisition, less the aggregate amount of any pending and unresolved claims as of such date.

The Purchase Agreement contains customary representations, warranties and covenants made by Ascyrus, the Securityholders and the Company. The Securityholders agreed to indemnify the Company and its affiliates for certain matters, including breaches of representations, warranties and covenants of Ascyrus or the Securityholders included in the Purchase Agreement, up to 10% of the consideration paid or that becomes due and payable to the Securityholders pursuant to the terms of the Purchase Agreement, subject to certain exceptions pursuant to which the Company and its affiliates may recover indemnified losses from recipients up to the total amount of acquisition consideration paid or that becomes due and payable to a Securityholder. In connection with the closing of the acquisition, an affiliate of Ascyrus granted the Company an exclusive license to certain patents and know-how related to the AMDS with respect to the prevention or treatment of ascending and arch aneurysms and dissections via an open surgical approach.

The closing of the acquisition occurred simultaneously with the signing of the Purchase Agreement.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The Purchase Agreement has been attached to this Current Report on Form 8-K to provide investors with information regarding its terms. The Purchase Agreement is not intended to provide any other factual information about the Company, Ascyrus or any of their respective subsidiaries or affiliates. The representations, warranties and covenants contained in the Purchase Agreement were made only for purposes of the Purchase Agreement as of the specific dates therein, were solely for the benefit of the parties to the Purchase Agreement, may be subject to limitations agreed upon by such contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk among such parties to the Purchase Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to such contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Purchase Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties thereto or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of representations and warranties may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Item 2.02

Results of Operations & Financial Conditions

On September 2, 2020, the Company issued a press release announcing the execution of the Purchase Agreement. A copy of the Press Release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 3.02

Unregistered Sales of Equity Securities

The information set forth in Item 1.01 above with respect to the issuance of shares of the Company’s common stock as part of the acquisition consideration is incorporated into this Item 3.02 by reference. The shares of common stock have not been registered under the Securities Act or any state securities laws. The shares will be issued pursuant to a private placement under Regulation D promulgated under the Securities Act. The shares of common stock may not be offered or sold in the United States absent registration or exemption from registration under the Securities Act and any applicable state securities laws. Neither this Current Report on Form 8-K nor any of the exhibits attached hereto is an offer to sell or the solicitation of an offer to buy shares of common stock or other securities of the Company.

Item 7.01

Regulation FD Disclosure

On September 2, 2020, the Company issued a press release announcing the execution of the Purchase Agreement. A copy of the press release is furnished as Exhibit 99.1 hereto and incorporated herein by reference.

The information in Items 2.02 and 7.01 of this Current Report on Form 8-K, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and it shall not be deemed incorporated by reference in any filing under the Securities Act or under the Exchange Act, whether made before or after the date hereof, except as expressly set forth by specific reference in such filing to Item 2.02 or 7.01 of this Current Report on Form 8-K.

Section 9	Financial Statements and Exhibits.

Item 9.01(d)	Exhibits

(d)	Exhibits.

Exhibit Number	Description

2.1*	Securities Purchase Agreement, dated September 2, 2020, by and among CryoLife, Inc., Ascyrus Medical LLC, the securityholders of Ascyrus Medical LLC and the Securityholder Representative (as defined therein)

99.1**	Press Release of CryoLife, Inc. dated September 2, 2020

104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101).

*

The schedules and exhibits to the Securities Purchase Agreement have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. CryoLife will furnish copies of any such schedules and exhibits to the Securities and Exchange Commission upon request.

**	Furnished herewith, not filed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, CryoLife, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 2, 2020

CRYOLIFE, INC.

By:	/s/ D. Ashley Lee
D. Ashley Lee
Executive Vice President, Chief Operating Officer and Chief Financial Officer